CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
MedClean Technologies, Inc.

We hereby consent to the use of our report dated March 23, 2011, with respect to the financial statements of MedClean Technologies, Inc. in the Registration Statement on Form S-1 to be filed on or about May 10, 2011. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

Child, Van Wagoner & Bradshaw, PLLC
Salt Lake City, Utah
May 10, 2011